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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF MICHAEL FOODS, INC.

NAME                                                      STATE OF INCORPORATION
----                                                      ----------------------
Crystal Farms Refrigerated Distribution Company                        Minnesota
Northern Star Co.                                                      Minnesota
KMS Dairy, Inc.                                                        Minnesota
M.G. Waldbaum Company                                                   Nebraska
Papetti Electroheating Corporation                                    New Jersey
Papetii's Hygrade Egg Products, Inc.                                   Minnesota
Casa Trucking, Inc.                                                    Minnesota
Wisco Farm Cooperative                                                 Wisconsin
WFC, Inc.                                                              Wisconsin
Farm Fresh Foods, Inc.                                                    Nevada
Michael Foods of Delaware, Inc.                                         Delaware
Minnesota Products, Inc.                                               Minnesota
MFI Food Canada, Ltd.                                                    Ontario
MIKLFS Corporation                                                Virgin Islands
Trilogy Egg Products Inc.*                                                Canada

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* not wholly owned

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